Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dune Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4737507
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

FIRST AMENDMENT TO THE DUNE ENERGY, INC. 2012 STOCK INCENTIVE PLAN

(Full title of the plan)

James A. Watt

President and Chief Executive Officer

Two Shell Plaza

777 Walker Street, Suite 2300

Houston, Texas 77002

(Name and address of agent for service)

(713) 229-6300

(Telephone number, including area code, of agent for service)

Copies to:

William B. Nelson

Haynes and Boone, LLP

1221 McKinney Street, Suite 2100

Houston, Texas 77010

(713) 547-2084

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share	1,750,000 (1)	$1.00 (2)	$1,750,000	$226

(1)	The First Amendment to the Dune Energy, Inc. 2012 Stock Incentive Plan, formerly known as the “Dune Energy, Inc. 2012 Stock Incentive Plan” (as amended and restated, the “Amended and Restated Plan”) authorizes the issuance of 5,000,000 shares of the Registrant’s common stock, par value $0.001 per share (“Common Stock”), including, but not limited to, stock awards, stock options, stock appreciation rights and other stock-based awards, of which 1,750,000 shares are being registered hereunder and 3,250,000 have been registered previously. In accordance with Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also be deemed to cover any additional shares of Common Stock that become issuable under the Amended and Restated Plan by reason of any stock split, stock dividend, recapitalization or other similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) and (h) under the Securities Act, based on the closing price for the Registrant’s Common Stock reported on the OTCQB tier of the OTC Markets Group Inc. on March 11, 2014.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) registers additional shares of Common Stock of Dune Energy, Inc. (the “Registrant”). On June 5, 2013, the Registrant’s stockholders approved the Amended and Restated Plan, which increased the reserved number of shares of the Registrant’s Common Stock that may become issuable under the Amended and Restated Plan by 1,750,000 shares, from 3,250,000 to 5,000,000 shares. Accordingly, the content of the Registrant’s registration statement registering Common Stock to be issued pursuant to the Registrant’s 2012 Stock Incentive Plan on Form S-8 (No. 333-180053) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2012 (the “Prior Registration Statement”) is incorporated herein by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Commission on March 7, 2014 (File No. 000-27897); and

(b)	the Registrant’s Current Report on Form 8-K filed with the Commission on March 12, 2014 (File No. 000-27897); and

(c)	the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-27897), filed with the Commission on March 12, 2012, pursuant to Section 12(b) of the Exchange Act and any amendment or report filed for the purpose of updating such description, including the amendment to Form 8-A filed with the Commission on April 18, 2012.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-KSB (File No. 001-32497) for the year ended December 31, 2002).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 7, 2003 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.3	Certificate of Amendment of Certificate of Incorporation, dated May 5, 2004 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-32497) for the period ended March 31, 2007).

4.4	Certificate of Amendment of Certificate of Incorporation, dated June 12, 2007 (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.5	Certificate of Amendment of Certificate of Incorporation, dated December 14, 2007 (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 1, 2009 (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32497) filed on December 1, 2009).

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 22, 2011 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-32497) filed on December 27, 2011).

4.8	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K (File No. 001-32497) filed on July 12, 2010).

4.9	Specimen Stock Certificate of the Registrant’s Common Stock

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Malone & Bailey, PC.

23.2	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1).

23.3	Consent of DeGolyer and MacNaughton, independent petroleum engineers.

99.1	Dune Energy, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-27897) filed on April 25, 2012).

99.2	First Amendment to Dune Energy, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-27897) filed on April 29, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of March, 2014.

DUNE ENERGY, INC.

By:	/s/ James A. Watt
James A. Watt
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ James A. Watt	President and Chief Executive Officer, Director	March 12, 2014
James A. Watt

/s/ Frank T. Smith, Jr.	Senior Vice President and Chief Financial Officer	March 12, 2014
Frank T. Smith, Jr.

/s/ Marjorie L. Bowen	Director	March 12, 2014
Marjorie L. Bowen

/s/ John R. Brecker	Director	March 12, 2014
John R. Brecker

/s/ Michael R. Keener	Director	March 12, 2014
Michael R. Keener

/s/ Dr. Alexander A. Kulpecz, Jr.	Director	March 12, 2014
Dr. Alexander A. Kulpecz, Jr.

/s/ Robert A. Schmitz	Director	March 12, 2014
Robert A. Schmitz

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-KSB (File No. 001-32497) for the year ended December 31, 2002).

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 7, 2003 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.3	Certificate of Amendment of Certificate of Incorporation, dated May 5, 2004 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-32497) for the period ended March 31, 2007).

4.4	Certificate of Amendment of Certificate of Incorporation, dated June 12, 2007 (incorporated by reference to Exhibit 3.1.3 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.5	Certificate of Amendment of Certificate of Incorporation, dated December 14, 2007 (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Form 10-K (File No. 001-32497) for the year ended December 31, 2010).

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 1, 2009 (incorporated by reference to Exhibit 3.1.2 to the Registrant’s Current Report on Form 8-K (File No. 001-32497) filed on December 1, 2009).

4.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 22, 2011 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K (File No. 001-32497) filed on December 27, 2011).

4.8	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Report on Form 8-K (File No. 001-32497) filed on July 12, 2010).

4.9	Specimen Stock Certificate of the Registrant’s Common Stock

5.1	Opinion of Haynes and Boone, LLP.

23.1	Consent of Malone & Bailey, PC.

23.2	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1).

23.3	Consent of DeGolyer and MacNaughton, independent petroleum engineers.

99.1	Dune Energy, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-27897) filed on April 25, 2012).

99.2	First Amendment to Dune Energy, Inc. 2012 Stock Incentive Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 000-27897) filed on April 29, 2013).